FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT (this Amendment ) dated as of May 11, 2020 by and among FMC Corporation, a Delaware corporation ( FMC ), and Livent Corporation, a Delaware corporation ( Livent ). W I T N E S S E T H: WHEREAS, FMC and Livent are parties to that certain Trademark License Agreement, dated as of October 15, 2018 (the Agreement ; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement); and WHEREAS, FMC and Livent desire to amend the Agreement as set forth herein. NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1 Amendment Section 5.01 of the Agreement is hereby amended and restated in its entirety to read as follows: Section 5.01. Term. This Agreement is effective as of the Effective Date and continues in full force and effect until the third (3rd) anniversary of the Distribution Date, unless terminated earlier in accordance with Section 5.02 or Section 5.03 (the Term ). SECTION 2 Representations and Warranties. FMC and the Company represent, as follows: (a) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof. SECTION 3 Miscellaneous. The provisions of Article VII of the Agreement are hereby incorporated into this Amendment, mutatis mutandis. Each reference in the Agreement (or in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection there ith) to this Agreement , hereunder , hereof , herein , or ords of like import shall, e cept here the conte t other ise requires, be deemed a reference to the Agreement as amended hereby, and each reference in the Separation and Distribution Agreement (or in any and all instruments or documents provided for in the Separation and Distribution Agreement or delivered or to be delivered thereunder or in connection there ith) to the Trademark License Agreement shall be deemed to be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, and a reference to the Agreement in any of such instruments or documents will be deemed to be a reference to the Agreement as amended hereby. Except as expressly provided in this Amendment, all provisions of the Agreement remain in full force and effect and are not modified by this Amendment, and the parties hereto hereby ratify and confirm each and every provision thereof. Exhibit 10.26

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written. FMC CORPORATION By: Name: Pierre Brondeau Title: Chief Executive Officer LIVENT CORPORATION By: Name: Paul Graves Paul Graves Title: President and Chief Executive Officer Chief Executive Officer and President